EXHIBIT 10.7

Schedule of Employee Incentive Stock Options issued on March 1, 2020 and June 29, 2022

Name	# of Options Awarded	Award Date

William Koppelmann	10,000	June 29, 2022
Brian Krogol	10,000	June 29, 2022
Brian Krogol	83,700	March 1, 2020
Victor Galliano	27,900	March 1, 2020
Robert Mattucci	27,900	March 1, 2020
Ramon Mejido	27,900	March 1, 2020
Dagoberto Gonzalez	10,000	March 1, 2020
Margaret Ruiz	10,000	March 1, 2020

Total	207,400

Maximum Aggregate Options	300,000
Remaining Options in Plan	92,600